EXHIBIT 21.1

List of Subsidiaries of

Simplicity Esports and Gaming Company

Entity Name	Place of Organization

Simplicity Esports, LLC *	Florida

PLAYlive Nation, Inc *	Delaware

PLAYlive Nation Holdings, LLC *	Delaware

Simplicity One Brasil Ltda **	Brazil

Simplicity Happy Valley, LLC ***	Oregon

Simplicity Redmond, LLC ***	Washington

Simplicity El Paso, LLC****	Texas

Simplicity Union Gap, LLC *	Washington

Simplicity Kennewick, LLC *	Washington

Simplicity Humble, LLC *	Texas

Simplicity Frisco, LLC *	Texas

Simplicity Billings, LLC *	Montana

Simplicity Brea, LLC *	California

Simplicity Santa Rosa, LLC *	California

Simplicity St. Louis, LLC *	Missouri

Simplicity St. Petersburg, LLC *	Florida

Simplicity Fullerton, LLC*	California

Simplicity Vancouver, LLC*	Washington

Simplicity Salinas, LLC*	California

* 100% owned subsidiary of Simplicity Esports and Gaming Company

**76% owned subsidiary of Simplicity Esports and Gaming Company

***79% owned subsidiary of Simplicity Esports and Gaming Company

****51% owned subsidiary of Simplicity Esports and Gaming Company